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                                                                     EXHIBIT 8.1

           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]


                                 June 18, 1998


Bradley Real Estate, Inc.
40 Skokie Boulevard, Suite 600
Northbrook, IL 60062

Mid-America Realty Investments, Inc.
11506 Nicholas Street, Suite 100
Omaha, NE 68154

Ladies and Gentlemen:

     We have acted as counsel to Bradley Real Estate, Inc. (the "Company"), a Maryland corporation, in connection with the proposed merger (the "Merger") of Mid-America Realty Investments, Inc. ("MDI") with and into the Company pursuant to an Agreement and Plan of Merger dated as of May 30, 1998 (the "Merger Agreement") by and between the Company and MDI. At your request, and pursuant to Section 8.1(g) of the Merger Agreement, we are rendering our opinion concerning certain federal income tax consequences of the Merger. Capitalized terms contained herein and not otherwise defined herein have the same meanings given such terms in the Proxy Statement/Prospectus as defined herein.

     For purposes of the opinion set forth below, we have reviewed and relied upon the Merger Agreement (including all attachments thereto), the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") of Bradley and MDI included in the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on or about the date hereof in connection with the issuance of shares of Bradley's 8.4% Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") in the Merger, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by Bradley and MDI (including, without limitation, those contained in certain certified representations and in the Proxy Statement/Prospectus, the Registration Statement and those contained in or made pursuant to the Merger Agreement), which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger (the "Closing Date"), and that no actions that are inconsistent with such statements, representations and warranties will be taken. We also have assumed that all
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                          GOODWIN, PROCTER & HOAR LLP

Bradley real estate, Inc
Mid-America Realty Investments, Inc.
June 18, 1998
page 2


representations made "to the best knowledge of" any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification.

     In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Proxy Statement/Prospectus and Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); (ii) the Merger will qualify as a merger under the applicable laws of the State of Maryland; (iii) each of Bradley and MDI will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder; and (iv) the Merger Agreement and all other documents and instruments referred to therein or in the Proxy Statement/Prospectus and Registration Statement are valid and binding in accordance with their terms.

     Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by Bradley as to the federal income tax consequences addressed in this opinion.

                              *     *     *     *

     Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

                              *     *     *     *

     No opinion is expressed as to any matter not specifically addressed above. No opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the Closing Date in federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so.
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                          GOODWIN, PROCTER & HOAR LLP

Bradley real estate, Inc
Mid-America Realty Investments, Inc.
June 18, 1998
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar  LLP

                                    Goodwin, Procter & Hoar  LLP